                                                                    EXHIBIT 10.1



                          TECHNOLOGY LICENSE AGREEMENT
                          ----------------------------

         This Technology License Agreement (this "Agreement") is made as of the _____ day of August, 1997 between ALZA Corporation, a Delaware corporation ("ALZA"), and Crescendo Pharmaceuticals Corporation, a Delaware corporation ("Crescendo").


                                   BACKGROUND
                                   ----------

         A. Crescendo has been formed for the purpose of selecting and developing human pharmaceutical products, including products using ALZA Technology (as defined herein), and commercializing such products, most likely through licensing to ALZA.

         B. ALZA and Crescendo have entered into the Development Agreement (as defined herein) for the selection and development of such products and related activities.

         C. ALZA is willing to grant to Crescendo a license to use ALZA Technology solely for the purposes set forth above on the terms set forth herein and in the Development Agreement and the License Option Agreement (as defined herein).

         Now, therefore, the parties agree as follows:

         1.   Definitions.
              -----------

              For the purposes of this Agreement, the following terms shall have the meanings set forth below:

              1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

              1.2 "ALZA Technology" shall mean all Proprietary Rights, whether patented or unpatented, owned by, licensed to or controlled by ALZA, as of the date of this Agreement or during the term of the Development Agreement, including the Developed Technology and the Identified Product Technology.

              1.3 "Crescendo Product" shall mean an Identified Product, or another human pharmaceutical product which has been recommended by ALZA and accepted by Crescendo's independent Board of Directors for development as such under the Development Agreement.

              1.4    "Developed Technology" shall mean Proprietary Rights that
(a) are first generated, conceived or reduced to practice, as the case may be, by ALZA or by any third party in the course of performing activities undertaken pursuant to the Development Agreement or (b) are, in any manner, acquired by, or otherwise obtained on behalf of, Crescendo during the term of the Development Agreement from persons other than ALZA and are necessary or useful to the selection, development or commercialization of Crescendo Products or Technical Evaluation Products.

              1.5 "Development Agreement" shall mean the Development Agreement dated as of the date hereof between ALZA and Crescendo.

              1.6 "Distribution" shall mean ALZA's distribution of all of the outstanding shares of Class A Common Stock of Crescendo to ALZA stockholders and debenture holders of record on August __, 1997.

              1.7 "Identified Product Technology" shall mean all ALZA Technology existing on the effective date hereof relating to any Identified Product.

              1.8    "Identified Products" shall mean the following products:
OROS(R) oxybutynin, DUROS(TM) leuprolide, OROS(R) methylphenidate, IUTS progesterone, D-TRANS(TM) testosterone matrix, E-TRANS(TM) LHRH and E-TRANS(TM) (skin interface technology) insulin.

              1.9 "Infringing Product" shall mean any product sold by a third party which infringes or is alleged to infringe any patent or patents licensed to Crescendo hereunder and covering a Crescendo Product.

              1.10 "License Agreement" shall mean an exclusive license agreement for a particular Crescendo Product between ALZA and Crescendo, entered into as a result of ALZA's exercise of the License Option for such product.

              1.11 "License Option" shall mean the option granted to ALZA pursuant to the License Option Agreement.

              1.12 "License Option Agreement" shall mean the License Option Agreement dated as of the date hereof between ALZA and Crescendo.

                                      -2-
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              1.13   "Pre-Existing Rights" shall mean the rights of Ciba-Geigy
Limited or one of its Affiliates under those certain agreements dated May 2, 1982 between ALZA and Ciba-Geigy Limited or one of its Affiliates.

              1.14 "Proprietary Rights" shall mean data, inventions, information, processes, know-how and trade secrets, and patents or patent applications claiming any of the foregoing, owned by, licensed to or controlled by a person and which such person has the right to license or sublicense. Proprietary Rights shall not include trademarks.

              1.15 "Purchase Option" shall mean that certain option contained in Crescendo's Restated Certificate of Incorporation pursuant to which ALZA has the right to purchase all of the outstanding shares of Crescendo Class A Common Stock.

              1.16 "Technical Evaluation" shall mean a limited technical evaluation involving a proprietary therapeutic agent of a third party undertaken in order to determine the suitability of such therapeutic agent in an ALZA drug delivery system or to induce the third party to license the therapeutic agent to ALZA or Crescendo or otherwise collaborate with ALZA and Crescendo in the development of a product.

              1.17 "Technical Evaluation Product" shall mean a product, other than one which will become a Crescendo Product, for which Crescendo funds a Technical Evaluation.

         2.   License.
              -------

              2.1    Grant of License.  ALZA hereby grants to Crescendo, on the
                     ----------------
terms and conditions of this Agreement, a worldwide, exclusive license (subject to the Pre-Existing Rights), in perpetuity, with the right to sublicense (as set forth below), to use the ALZA Technology to select and develop Crescendo Products, to conduct related activities (including Technical Evaluations), and to commercialize Crescendo Products, but for no other purposes whatsoever. Crescendo shall not sublicense any ALZA Technology to, or enter into other arrangements with respect to any ALZA Technology with, any third party for any purpose, except as set forth in Sections 2.2 and 2.3 hereof.

         2.2  Permitted Sublicenses.
              ---------------------

              (a) Except as set forth in Section 2.2(b) hereof, Crescendo may grant sublicenses to ALZA and third parties to use the ALZA Technology solely for the purpose of performing activities in connection with the selection and development of Crescendo Products and conducting related activities (including Technical Evaluations); provided however, that, during the term of the Development Agreement, any such sublicenses shall be granted in accordance with the terms of the Development Agreement.

                                      -3-
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              (b)  If the License Option with respect to any Crescendo Product in one or more countries expires unexercised, from and after expiration of such License Option in any such country, Crescendo may sublicense ALZA Technology to a third party or third parties solely to the extent necessary to complete the development of, or to make (or have made) and use such Crescendo Product, or to sell (or have sold) such Crescendo Product in such country.

              2.3  Conditions of Sublicenses.  Each sublicensee shall execute
                   -------------------------
such agreements as ALZA reasonably deems appropriate to protect the ALZA Technology and to protect ALZA's rights under all agreements between ALZA and Crescendo and under the Purchase Option. Each sublicensee shall have all the duties of Crescendo hereunder with respect to such sublicense, and each sublicensee shall acknowledge these duties to ALZA in writing. No sublicense shall have the effect of relieving Crescendo of any of its obligations hereunder.

              2.4  Prior and Future Grants.  Crescendo understands and
                   -----------------------
acknowledges that ALZA is in the business of developing products incorporating the ALZA Technology for its own account and under arrangements with third parties, and as a result, the license granted hereunder is limited strictly to use the ALZA Technology for the purpose of selecting and developing Crescendo Products and conducting related activities (including Technical Evaluations) and commercializing Crescendo Products. Crescendo acknowledges that ALZA may use and may grant third party licenses to use the ALZA Technology for any and all other purposes.

         3.   Covenants of Crescendo.
              ----------------------

              3.1  Diligence.  Crescendo promptly shall commence and shall use
                   ---------
diligent efforts to develop Crescendo Products in accordance with approved work plans and cost estimates under the Development Agreement, subject to ALZA diligently undertaking its obligations thereunder.

              3.2  Technology Fee.  In consideration of the license granted
                   --------------
hereunder by ALZA to Crescendo to use the Identified Product Technology, Crescendo shall pay ALZA in arrears as follows:

                   (a) $1,000,000 thirty days after the date of the Distribution and $1,000,000 on the same day of each of the next eleven months;

                   (b) $667,000 per month on the same day of each of the next twelve months; and

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                   (c)      $333,000 per month on the same day of each of the
                            next twelve months;

provided, however, that Crescendo shall no longer be obligated to make such payment beginning with any month following the date on which fewer than two of the Identified Products are under development by Crescendo pursuant to the Development Agreement and/or have been licensed to ALZA pursuant to ALZA's exercise of the License Option.

         4.   Patents.
              -------

              4.1    Infringement.  Each party shall promptly notify the other
                     ------------
of any infringement or alleged infringement known to such party of any patent covering ALZA Technology, by the manufacture, development, use or sale by a third party of any Infringing Product.

              4.2    Action by ALZA.  Subject to the provisions of the
                     --------------
Development Agreement and any License Agreement, in the event of any such alleged infringement, ALZA shall have the right, at its own expense and with the right to all recoveries, to take appropriate action to restrain such alleged infringement. If ALZA takes any such action, Crescendo shall cooperate fully with ALZA in its pursuit thereof, at ALZA's expense, to the extent reasonably requested by ALZA. If ALZA brings an action under this Section 4.2, the parties shall share equally any recoveries, after ALZA is reimbursed for its expenses of bringing the action (including reasonable attorneys' fees).

              4.3    Action by Crescendo.  If (a) the Infringing Product is
                     -------------------
substantially similar to a Crescendo Product (in that the Infringing Product incorporates the same active therapeutic agent or agents as such Crescendo Product and, in the case of a Crescendo Product that utilizes ALZA drug delivery technology, a drug delivery system substantially similar to the ALZA drug delivery system) for which the License Option has expired unexercised, and (b) within 90 days after the written notice from either party described above (or at any time thereafter), ALZA has not taken appropriate action to restrain such alleged infringement, and (c) at such time, the annualized unit sales volume of such Infringing Product in a country over a period of at least two calendar quarters, equals or exceeds 25% of the annualized unit sales volume of the related Crescendo Product in such country during the same period, then Crescendo shall have the right, at its own expense and with the right to all recoveries, to take such action as it deems appropriate to restrain such alleged infringement. If Crescendo takes any such action, ALZA shall cooperate with Crescendo in its pursuit thereof, at Crescendo's expense, to the extent reasonably requested by Crescendo. If the third party in any such action brings

                                      -5-
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a counteraction for invalidation or misuse of a patent covering the ALZA
Technology or the Crescendo Product, Crescendo shall promptly notify ALZA, and ALZA may, within six months after the notification, join and participate in such action at its own expense. Crescendo shall not settle any such action relating to any alleged infringement which in any manner would adversely affect ALZA Technology without the prior written consent of ALZA.

         5.   Confidentiality of Information.
              ------------------------------

              5.1    Confidentiality.  During the term of this Agreement and for
                     ---------------
a period of ten years following its termination, Crescendo shall maintain in confidence all ALZA Technology; provided, however, that nothing contained herein shall prevent Crescendo from disclosing any ALZA Technology to the extent such ALZA Technology (a) is required to be disclosed in connection with developing Crescendo Products, conducting Technical Evaluations, conducting related activities, securing necessary governmental authorization for the marketing of Crescendo Products, or directly or indirectly making, using or selling Crescendo Products, as permitted or provided for in the agreements between the parties,
(b) is required to be disclosed by law for the purpose of complying with governmental regulations, (c) is disclosed in connection with any sublicense permitted hereunder, (d) is known to or used by Crescendo prior to the date hereof (other than through disclosure by or on behalf of ALZA) as evidenced by Crescendo's written records, (e) is lawfully disclosed to Crescendo by a third party having the right to disclose such information to Crescendo, or (f) either before or after the time of disclosure to Crescendo, becomes known to the public other than by an unauthorized act or omission of Crescendo or any of Crescendo's employees or agents. Any disclosure of ALZA Technology to third parties shall be made subject to similar obligations of confidentiality on the part of such third parties. The obligations of Crescendo pursuant to this Section 5.1 shall survive the termination of this Agreement for any reason. Any breach of this Section 5.1 may result in irreparable harm to ALZA, and in the event of a breach, ALZA shall be entitled to seek injunctive relief (without the need to post a bond) in addition to any other remedies available at law or in equity .

         6.   Disclaimer.
              ----------

              6.1    Disclaimer Concerning ALZA Technology.  ALZA DISCLAIMS ANY
                     -------------------------------------
EXPRESS OR IMPLIED WARRANTY (A) THAT ANY ALZA TECHNOLOGY, OR THE USE THEREOF, OR ANY PRODUCTS INCORPORATING OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF

                                      -6-
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PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (B) OF THE ACCURACY, RELIABILITY,
TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE ALZA TECHNOLOGY OR ITS SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF PRODUCTS. ALZA DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

         7.   Reports Of Adverse Reactions.
              ----------------------------

              7.1     Reports of Adverse Reactions. During the term of this
                      -----------------------------
Agreement, each party shall promptly inform the other party of any information that it obtains or develops regarding the efficacy or safety of a Crescendo Product and shall promptly report to the other party any information or notice of adverse or unexpected reactions or side effects related to the utilization or medical administration of a Crescendo Product. Further, during the term of this Agreement, each party shall promptly inform the other of any information that it obtains or develops regarding the safety of any ALZA Technology as related to the Crescendo Products. Each such party shall permit the other to comply with the adverse reaction reporting obligations under the United States Food, Drug and Cosmetic Act, or similar statutory provisions, and regulations thereunder and shall assist the other party in complying therewith, with respect to the Crescendo Products. When appropriate, the parties will execute a standard operating procedure to cover the foregoing. Crescendo agrees and acknowledges that ALZA may provide information it obtains under this Section 7.1 to ALZA's other clients developing and/or commercializing products incorporating the same ALZA drug delivery systems as are incorporated in the Crescendo Products.

         8.   Effective Date; Termination.
              ---------------------------

              8.1    Effective Date.  This Agreement shall become effective on
                     --------------
the date of the Distribution.

              8.2    Termination for Breach.  Either party may terminate this
                     ----------------------
Agreement effective upon the giving of written notice of such termination to the other party in the event such other party breaches any of its material obligations hereunder or under the License Option Agreement and such breach continues for a period of 60 days after written notice thereof by the terminating party to the other party.

              8.3    Automatic Termination.  This Agreement shall automatically
                     ---------------------
terminate upon termination by Crescendo of the Development Agreement other than due to a breach by ALZA, or upon termination by ALZA of the Development Agreement due to a breach by Crescendo.

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

              8.4    Termination of Sublicenses.  Termination by ALZA of this
                     --------------------------
Agreement shall automatically terminate any sublicenses granted by Crescendo hereunder.

         9.  Force Majeure.
             -------------

             9.1     Force Majeure.  Neither party to this Agreement shall be
                     -------------
liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

         10.  Indemnification.
              ---------------

              10.1   Indemnity.  Crescendo shall indemnify, defend and hold ALZA
                     ---------
harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments incurred by or rendered against ALZA and its Affiliates, which arise out of the use, design, labeling, manufacture, processing, packaging, sale or commercialization of the Crescendo Products by Crescendo, its Affiliates and permitted subcontractors and sublicensees (other than ALZA and its Affiliates, subcontractors, sublicensees, distributors and others operating under arrangements with or through ALZA). ALZA shall permit Crescendo's attorneys, at Crescendo's discretion and cost, to control the defense of any claims or suits as to which ALZA may be entitled to indemnity hereunder, and ALZA agrees not to settle any such claims or suits without the prior written consent of Crescendo. ALZA shall have the right to participate, at its own expense, in the defense of any such claim or demand to the extent it so desires.

              10.2   Notice.  ALZA shall give Crescendo prompt notice in
                     ------
writing, in the manner set forth in Section 11.7 below, of any claim or demand made against ALZA for which ALZA may be entitled to indemnification under
Section 10.1.

         11.  Miscellaneous.
              -------------

              11.1   Waiver, Remedies and Amendment.  Any waiver by either party
                     ------------------------------
hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of any other term or condition of this Agreement. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

              11.2   Assignment.  Neither party may assign its rights and
                     ----------
obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to an Affiliate of ALZA or to any person or entity with which ALZA is merged or consolidated or which acquires all or substantially all of the assets of ALZA.

              11.3   Arbitration.
                     -----------

                     (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the city of San Francisco, state of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 11.7 of this Agreement shall be valid and sufficient.

                     (b) In any arbitration pursuant to this Section 11.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Crescendo within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 11.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

              11.4   Counterparts.  This Agreement may be executed in any
                     ------------
number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

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              11.5   Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

              11.6   Headings.  The section headings contained in this
                     --------
Agreement are included for convenience only and form no part of the Agreement between the parties.

              11.7   Notices.  Notices required under this Agreement shall be in
                     -------
writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail, postage prepaid, and addressed as follows:

              If to ALZA:               ALZA Corporation
                                        950 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  Senior Vice President
                                                    and General Counsel



              If to Crescendo:          Crescendo Pharmaceuticals Corporation
                                        1454 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:   President and Chief
                                                     Executive Officer

         All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 11.7.

              11.8   Severability.  If any provision of this Agreement is held
                     ------------
by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

              11.9   Relationship of the Parties.  For purposes of this
                     ---------------------------
Agreement, Crescendo and ALZA shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Crescendo and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume or be liable for any liabilities or obligations of the other party, whether past, present or future.

              11.10  Survival.  The provisions of Sections 1, 5, 6, 7, 10,
                     --------
11.1, 11.3, 11.5, 11.7, 11.8, 11.9 and this Section 11.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

                                      -11-
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    ALZA CORPORATION



                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------


                                    CRESCENDO PHARMACEUTICALS CORPORATION



                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------





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